Exhibit 10.1

SYNCHRONY FINANCIAL

RESTORATION PLAN

This document constitutes the Synchrony Financial Restoration Plan (the “Plan”). The Plan is intended to be maintained and administered in connection with the Qualified Plan (as defined below) for the benefit of certain employees of Synchrony Financial, a Delaware corporation (the “Company”), and certain of its Affiliates, whose benefits under the Qualified Plan are restricted by the limitations set forth in Sections 401(a)(17) and 415 of the Code. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and Department of Labor Regulation Section 2520.104-23, and is intended to satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Code.

1. Definitions. As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “Account Balance” means the full amount credited to a Participant’s Company Account at any time.

(b) “Affiliate” means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Plan Administrator.

(c) “Age Election” has the meaning set forth in Section 6(d)(ii).

(d) “Beneficiary” means the person or entity designated by a Participant in the manner determined by the Plan Administrator to receive the Participant’s benefit under the Plan in the event of the Participant’s death.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means:

(i) a material breach by the Participant of his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) without reasonable belief that such breach is in the best interests of the Company;

(ii) any act that would prohibit the Participant from being employed by the Company and its Affiliates (including, for the avoidance of doubt, Synchrony Bank) pursuant to the Federal Deposit Insurance Act of 1950, as amended, or other applicable law;

(iii) the commission of or conviction in connection with a felony or any act involving fraud, embezzlement, theft, dishonesty or misrepresentation; or

(iv) any gross or willful misconduct, any violation of law or any violation of a policy of the Company or any of its Affiliates by the Participant that results in or could result in loss to the Company or any of its Affiliates, or damage to the business or reputation of the Company or any of its Affiliates, as determined by the Plan Administrator.

(g) “Change in Control” means any of the following events, but only if such event constitutes a “change in control event” for purposes of Treasury Regulation Section 1.409A-3(i)(5):

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Common Stock or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) during any twelve (12) month period, the cessation of individuals who constitute the Board (the “Incumbent Board”) to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company during such twelve (12) month period whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, directly or indirectly, the Company or all or substantially all of the Company’s assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Company” means Synchrony Financial, a Delaware corporation.

(j) “Company Account” has the meaning assigned to such term in Section 4(b).

(k) “Company Amount” means the amount credited to a Participant’s Company Account in accordance with Section 4.

(l) “Company Core Contributions” has the meaning assigned to such term in the Qualified Plan.

(m) “Company Matching Contributions” has the meaning assigned to such term in the Qualified Plan.

(n) “Company Matching Contribution Restoration Credit” means, with respect to a Participant whose Elective Deferral Contributions for a Plan Year equal or exceed the maximum Company Matching Contribution the Participant could receive under the Qualified Plan for such Plan Year (for 2015, this amount is $10,600 (representing 4% of $265,000)), an amount equal to the difference of (i) 4% of the Participant’s Restoration Plan Compensation for such Plan Year, less (ii) the Company Matching Contributions made for the benefit of the Participant under the Qualified Plan for such Plan Year. For the avoidance of doubt, a Participant whose Elective Deferral Contributions do not equal or exceed the amount described above with respect to a Plan Year shall not receive a Company Matching Contribution Restoration Credit for such Plan Year.

(o) “Company Plus Contributions” has the meaning assigned to such term in the Qualified Plan.

(p) “Compensation Limit” means, with respect to any Plan Year, the maximum dollar amount prescribed by Section 401(a)(17) of the Code as in effect for such Plan Year.

(q) “Disability” means the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the an Employer, as provided in Section 409A of the Code and the regulations thereunder.

(r) “Earnings Equivalent” has the meaning assigned to such term in Section 4(b).

(s) “Effective Date” means [●].

(t) “Elective Deferral Contributions” has the meaning assigned to such term in the Qualified Plan.

(u) “Eligible Employee” means (i) with respect to any Plan Year that begins on or prior to the fourth anniversary of the Effective Date, any employee of an Employer whose position is assigned to Level 12 or above or any comparable role or position (including any similar role or position if an Employer does not use the foregoing designations), and (ii) with respect to any other Plan Year, any employee of an Employer whose position is assigned to Level 15 or above or any comparable role or position (including any similar role or position if an Employer does not use the foregoing designations), all as determined by the Plan Administrator, in its sole discretion. Notwithstanding the foregoing, (i) an individual who is not eligible to participate in the Qualified Plan shall not be considered an “Eligible Employee” and (ii) no person who is not considered under the personnel policies of an Employer to be an employee of that Employer will be considered an “Eligible Employee” even if such person is (A) determined to be a “common law” employee or a leased employee, or (B) classified or reclassified to be an employee (including, without limitation, as a common law or statutory employee) for any purpose or reason, and through any means (including, without limitation, by any action of an Employer or as a result of any lawsuit, action or administrative proceeding).

(v) “Employer” means the Company and any Affiliate who has adopted the Plan with the consent of the Company.

(w) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(x) “Participant” means an Eligible Employee on whose behalf a Company Account is maintained. Any person who becomes a Participant shall continue to be a Participant until his or her entire Account Balance has been paid to, or on behalf of, such person, or is forfeited in accordance with Section 3.

(y) “Plan Administrator” means the Executive Vice President, Human Resources or other person holding the most senior position in the human resources department of the Company.

(z) “Plan Year” means the calendar year; provided, however, that for the calendar year that includes the Effective Date, the Plan Year means the period beginning on the Effective Date and ending on December 31 of such calendar year.

(aa) “Qualified Plan” means the Synchrony Financial My Savings Plan, as amended from time to time.

(bb) “Restoration Plan Compensation” means, with respect to any Plan Year, the sum of (i) the Participant’s “Compensation” as defined in the Qualified Plan, and (ii) the amount deferred by the Participant under the Synchrony Financial Deferred Compensation Plan during such Plan Year. For the avoidance of doubt, no payment received by the Participant that is considered a severance benefit, as determined by the Plan Administrator, will be considered Restoration Plan Compensation.

(cc) “Separation from Service” means a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).

(dd) “Service” means the sum of an Eligible Employee’s (i) service credited under the GE Retirement Savings Plan immediately prior to the Effective Date, as determined by the Plan Administrator based on records and data provided to the Company by General Electric Company and its affiliates, to the extent such Eligible Employee was employed by the Company on the date of the Split-Off, and (ii) service with the Company or any Affiliates on and after the Effective Date, as determined by the Plan Administrator. In no event shall an Eligible Employee receive credit under both clauses (i) and (ii) for the same period of service. For the purposes of this subsection, “Split-Off” means the reduction of General Electric Company’s ownership in Company common stock to a level below 50%.

(ee) “Time and Form Election” means, with respect to Company Amounts made with respect to a Plan Year, an election (or deemed election) regarding that time at which, and/or the form in which, such Company Amounts will be distributed.

2. Eligibility. An Eligible Employee is eligible to participate in the Plan with respect to a Plan Year if he or she is eligible to participate in the Qualified Plan for such Plan Year.

3. Forfeiture. Subject to the following sentence, if a Participant incurs a Separation from Service before attaining both age sixty (60) and earning three (3) years of Service, he or she shall permanently forfeit his or her Account Balance upon such Separation from Service and shall not be entitled to any payment or other benefit under the Plan. Notwithstanding the foregoing, if a Participant incurs a Separation from Service on account of (i) his or her death or Disability, or (ii) an involuntary termination of employment by his or her Employer (other than for Cause), as determined by the Plan Administrator, regardless of how the Employer or the Participant otherwise describes such involuntary termination and provided that the Participant executes, returns and does not revoke any separation documents required by the Company, then the Participant shall not forfeit his or her Account Balance.

4. Company Amounts.

(a) Amount. For each Plan Year, a Company Amount shall be credited to the Company Account of each Participant for such Plan Year in an amount equal to (i) the sum of (I) the excess of (A) the aggregate amount of the Company Core Contributions, Company Matching Contributions and Company Plus Contributions that would have been allocated to the account of the Participant under the Qualified Plan for such Plan Year if such contributions had been made to the Qualified Plan without regard to the Compensation Limit or the limitations set forth in Section 415 of the Code, over (B) the aggregate amount of the Company Core Contributions, Company Matching Contributions and Company Plus Contributions actually allocated to the account of the Participant under the Qualified Plan for such Plan Year, and (II) the Participant’s Company Matching Contribution Restoration Credit, reduced by (ii) Federal Insurance Contributions Act (FICA) and Federal Unemployment Taxes Act (FUTA) withholding on the amount of any Company Amounts (and interest thereon) made in such Plan Year that are nonforfeitable. For purposes of clause (i)(A) above, the aggregate amount of Company Core Contributions, Company Matching Contributions and Company Plus Contributions shall be determined as if the Qualified Plan based such calculation on the Participant’s Restoration Plan Compensation. Notwithstanding the foregoing:

(ii) No Participant shall receive a Company Amount attributable to Company Matching Contributions, including a Company Matching Contribution Restoration Credit, if he or she does not make Elective Deferral Contributions under the Qualified Plan in amount equal to the amount necessary to receive the maximum Company Matching Contribution under the Qualified Plan.

(iii) No Participant shall receive a Company Amount attributable to Company Matching Contributions, including a Company Matching Contribution Restoration Credit, unless his or her Restoration Plan Compensation exceeds the Compensation Limit.

(b) Company Account. The Company shall establish on its books an account (a “Company Account”). Each Company Account shall be divided into a separate subaccount with respect to Company Amounts made for a Participant with respect to each Plan Year. Each subaccount shall also be credited or debited with the amount (“Earnings Equivalents”) equal to the rate of return or loss, as the case may be, attributable to the Participant’s earnings elections. In addition, when amounts credited to a Participant’s subaccount become nonforfeitable, and employment taxes are owed as a result, then the Company may remit any required employment taxes, and related income tax withholding, to the taxing authority and the amount credited to such subaccount shall be reduced to reflect such remittance. Company Accounts and the respective subaccounts shall be for bookkeeping purposes only, and neither the Company nor any Affiliate shall be obligated to set aside or segregate any assets in respect of such accounts.

(c) Timing for Crediting Company Amounts. The Company shall credit Company Amounts to Participant’s Company Accounts on a monthly basis, or at such other times determined appropriate by the Plan Administrator.

5. Earnings Elections. The Plan Administrator shall from time to time designate two or more investment benchmarks, the rates of return or loss of which, based upon a Participant’s earnings election, shall be used to determine the rate of return or loss to be credited to the subaccounts established within the Participant’s Company Account. A Participant’s earnings election shall specify the percentages (in whole percentage increments) of the investment benchmarks that shall be used to determine the rate of return or loss applicable to his or her Company Account, and the Participant may change his or her earnings election at such time and in such manner as shall be specified by the Plan Administrator, from time to time.

6. Time and Form Elections

(a) In General. Each Time and Form Election shall indicate the following: (i) the time at which the Participant’s Company Account shall be paid to, or on behalf of, the Participant, and (ii) the form in which such payment shall be made. An Eligible Employee’s Time and Form Elections shall remain in effect until cancelled or modified.

(b) Timing of Elections.

(i) Annual Elections. Time and Form Elections shall be made on or before December 31 (or such other date, as determined by the Plan Administrator) of the year prior to the calendar year to which the Time and Form Election applies. Any Time and Form Election under this paragraph shall (A) be irrevocable, except as otherwise determined by the Plan Administrator; provided, however, that in no event may such a Time and Form Election be modified or revoked after December 31st of the year prior to the year in which such election is to be effective, and (B) apply only with respect to compensation for services performed during the calendar year following the calendar year in which such election is made.

(ii) Initial Eligibility. If permitted by the Plan Administrator, any individual who (A) first becomes an Eligible Employee after January 1 of any year, and (B) is not already eligible to participate in another nonqualified deferred compensation plan that would be aggregated with the Plan for purposes of Section 409A of the Code, may make an initial Time and Form Election applicable with respect to services performed (Y) after the date such election is effective, and (Z) during the calendar year in which such election was made. Any such Time and Form Election must be made no later than the thirtieth (30th) day after the date on which such individual becomes an Eligible Employee and shall be irrevocable. If the Plan Administrator does not permit such an election or such an individual does not make such an election, then the default elections described in Section 6(f) shall apply with respect to any Company Amounts made with respect to the Plan Year in which such individual became an Eligible Employee.

(c) Form of Distributions. A Time and Form Election shall indicate that the Company Amounts subject to such Time and Form Election (as adjusted for Earnings Equivalents and employment taxes) shall be paid in one of the following forms:

(i) Lump sum payment,

(ii) Five (5) annual installments;

(iii) Ten (10) annual installments; or

(iv) Fifteen (15) annual installments.

The amount of each such installment shall, subject to Section 7, be equal to the balance of the portion of the Participant’s Company Account attributable to such Time and Form Election, determined as of the close of business on the day before the distribution, divided by the number of remaining installments.

(d) Time of Distributions. A Time and Form Election shall indicate that the Company Amounts subject to such election (as adjusted for Earnings Equivalents and employment taxes) shall be paid or payment shall commence, as applicable, upon the later of:

(i) The month following the six (6) month anniversary of the Participant’s Separation from Service; and

(ii) The month in which the Participant attains age 65 or 70, as elected by the Participant (the “Age Election”).

(e) Subsequent Deferral Elections. Subject to rules established by the Plan Administrator, a Participant may modify the “Form of Distribution” and/or the “Age Election” components of his or her Time and Form Election (a “Subsequent Deferral Election”) in accordance with the following:

(i) a Participant may only make one (1) Subsequent Deferral Election with respect to each Deferral Election;

(ii) the Subsequent Deferral Election must be made at least twelve (12) months prior to the date on which the Participant would have received a distribution had no Subsequent Deferral Election been made;

(iii) the Subsequent Deferral Election will not take effect until twelve (12) months after such Subsequent Deferral Election was made;

(iv) the Subsequent Deferral Election will cause the Participant to receive a distribution no earlier than the fifth (5th) anniversary of the date the Participant would have received a distribution had no Subsequent Deferral Election been made; and

(v) the Subsequent Deferral Election will be irrevocable.

(f) Default Elections. If a Participant does not make a valid Time and Form Election, the Participant shall be deemed to have elected to receive any Company Amounts for which no valid Time and Form Election was made (i) in the month following the month in which the six (6) month anniversary of the Participant’s Separation from Service occurs, and (ii) in a lump sum payment.

7. Distribution.

(a) In General. Subject to the following subsections of this Section 7, distributions of amounts credited to a Participant’s Company Account shall be made at the time and in the manner indicated in such Participant’s Time and Form Elections, taking into account any valid Subsequent Deferral Election. The amount of any distribution pursuant to this Section 7 shall be reduced by any amount required by law to be deducted or withheld, including income tax withholding.

(b) Separations from Service before Attaining Age 60. Subject to subsection (c) below, if a Participant incurs a Separation from Service prior to attaining age sixty (60), but in circumstances in which such Participant does not forfeit his Account Balance pursuant to Section 3, then his or her Account Balance shall be distributed in a lump sum in the month following the six (6) month anniversary of such Separation from Service.

(c) Distributions in the Event of Death. In the event of a Participant’s death, the balance of the Participant’s Company Account, if any, shall be distributed to the Participant’s Beneficiary in a single lump sum within ninety (90) days following the Participant’s death; provided, however, that if installment payments have commenced to the Participant, then all amounts subject to such installment payments shall continue to the Participant’s Beneficiary.

(d) Small Amount Cash-Outs. Notwithstanding anything herein to the contrary, if the balance of a Participant’s Company Account is, at any time following the Participant’s Separation from Service equal to or less than the then applicable amount prescribed by Section 402(g) of the Code, then the balance of the Company Account will be paid to the Participant or his or her Beneficiary, as applicable, in a lump sum during the later of (i) the month following the six (6) month anniversary of the Participant’s Separation from Service, and (ii) the calendar month following the date such balance is determined to be equal to or less than such applicable amount.

(e) Distributions in the Event of a Change in Control. In the event of a Change in Control, the balance of the Participant’s Company Account, if any, shall be distributed to the Participant or his or her Beneficiary, as applicable, in a single lump sum within ninety (90) days following such Change in Control.

8. Amendment and Termination. The Plan may be amended or terminated at any time by the Management Development and Compensation Committee of the Board (or a duly authorized delegate thereof), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of a Participant in respect of amounts credited to his or her Company Account as of the date of such amendment or termination; provided, however, that the distribution of Company Accounts in connection with an amendment or termination of the Plan, any amendment freezing benefit accruals (without changing the time, manner and amount of distributions as provided in Sections 6 and 7) or any amendment to Section 9(c) in respect of the Company’s obligation to establish or fund a trust upon a Change in Control shall be deemed not to constitute a reduction of, or to otherwise adversely affect, a Participant’s rights in respect of amounts credited to his or her Company Account. The Plan Administrator shall have the right to amend the Plan at any time if such amendment (a) is required or advisable to satisfy or conform to any law or regulation or (b) is administrative in nature.

9. Application of ERISA.

(a) Plan Not Funded. The Plan shall not be a funded plan, and neither the Company nor any Affiliate shall be under any obligation to set aside any funds for the purpose of making payments under the Plan. Any payments hereunder shall be made out of the general assets of the Company.

(b) Trust. The Company may establish a trust subject to Sections 671, et seq., of the Code to hold assets for the purposes of satisfying the Company’s obligations under the Plan. Such trust shall not permit a reversion of any assets of the Company or any Affiliate following a Change in Control. Neither the establishment of, nor the contribution of assets to, any such trust shall relieve the Company of its liabilities hereunder, but such liabilities shall be reduced to the extent of any assets paid by such trust to a Participant.

(c) Funding upon a Change in Control. Immediately upon a Change in Control, the Company shall establish the trust described in Section 9(b) to the extent such a trust has not already been established, and the Company shall deposit in such trust assets sufficient to satisfy its obligations under the Plan, determined as of the date of the Change in Control.

10. Administration.

(a) Except as otherwise provided herein, the Plan shall be administered by the Plan Administrator. The Plan Administrator may delegate all or any of his or her authority hereunder. The Plan Administrator shall be charged with the administration of the Plan and shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. Benefits will be paid under the Plan only if the Plan Administrator decides in its sole discretion that an individual is entitled to such benefits.

(b) Subject to the terms of the Plan and applicable law, the Plan Administrator shall have full power and authority to:

(i) interpret and administer the Plan and any instrument or agreement relating to the Plan;

(ii) establish, amend, suspend or waive rules and guidelines of the Plan;

(iii) appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(iv) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan; and

(v) correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Plan Administrator, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant and any employee of the Company or of any Affiliate.

11. Claims Procedure.

(a) If any Participant or distributee believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received, such Participant or distributee or his or her authorized representative may file a claim with the most senior employee of the Company and its Affiliates whose responsibilities and duties are primarily related to compensation matters (the “Claims Administrator”) or such other employee of the Company which from time to time assumes the responsibilities with respect to the Plan which are allocated to the Claims Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Claims Administrator shall review the claim and, unless special circumstances require an extension of time, within ninety (90) days after receipt of the claim, give written notice by registered or certified mail to the claimant of his or her decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial ninety (90) day period and in no event shall such an extension exceed ninety (90) days. The notice of the decision of the Claims Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan and the time limits applicable to such procedure, including a statement of the claimant’s right to bring a claim under Section 502(a) of ERISA following an adverse benefit determination upon review. The Claims Administrator also shall advise the claimant that such claimant or his or her duly authorized representative may request a review by the Plan Administrator of the denial by filing with the Plan Administrator within sixty (60) days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed, within the same sixty (60) day period, that he or she (i) may be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claims for benefits and (ii) may submit written comments, documents, records and other information relating to the claim for benefits to the Plan Administrator. If a request is so filed, review of the denial shall be made by the Plan Administrator within, unless special circumstances require an extension of time, sixty (60) days after receipt of such request, and the claimant shall be given written notice of the Plan Administrator’s final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial sixty (60) day period and in no event shall such an extension exceed sixty (60) days. The review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The notice of the Plan Administrator’s final decision shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim and a statement that the claimant has the right to bring a claim under Section 502(a) of ERISA.

(b) No legal action for benefits or eligibility under the Plan or otherwise related to the Plan, including without limitation any lawsuit or any matter subject to the dispute resolution program described in Section 12, may be brought by the Participant if he or she has not timely filed a claim and a review for such benefits or other matter pursuant to Section 11(a) and otherwise exhausted all administrative remedies under the Plan. No legal action, including without limitation any lawsuit or any matter subject to the dispute resolution program described in Section 12, may be brought in connection with any matter related to the Plan more than one (1) year after the date the Plan Administrator provides written notice of its final decision on the underlying claim.

12. Dispute Resolution. Any dispute, controversy or claim between the Company and the Participant, whether arising out of or relating to the Plan, the breach of the provisions of the Plan or otherwise, shall be settled in accordance with the terms of any then effective Company alternative dispute resolution program, to the extent such dispute, controversy or claim is covered by such program.

13. Nonassignment of Benefits. It shall be a condition of the payment of benefits under the Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic law (including community property law).

14. No Guaranty of Employment. Nothing contained in the Plan shall be construed as a contract of employment between any Employer, the Company or other entity and any individual or as conferring a right on any individual to be continued in the employment of any Employer, the Company or other entity or as a guaranty of continued participation in the Plan.

15. Miscellaneous.

(a) FICA Taxes. All federal and state income taxes and the tax imposed by Section 3121 of the Code with respect to any amount deferred pursuant to the Plan shall be treated in accordance with Section 4(a) and (b).

(b) Successors; Binding Agreement. The Plan shall inure to the benefit of and be binding upon the beneficiaries, heirs, executors, administrators, successors and assigns of the Company and the Participants, and any successor to the Company or an Affiliate.

(c) Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

(d) Notices. Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

(e) Employment with Affiliates. For purposes of the Plan, employment with the Company shall include employment with any Affiliate.

(f) Governing Law and Venue; Validity. The Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by federal law, which shall otherwise control. To the extent any claim or other legal action involving or related to the Plan may be brought in any court notwithstanding Section 12 of the Plan, such legal action must be brought in the United States District Court for the Northern District of New York and no other Federal or state court. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(g) Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder (“Section 409A”) and shall be interpreted and construed consistently with such intent. In the event the terms of the Plan would subject any Participant or Beneficiary to taxes or penalties under Section 409A (“409A Penalties”), the Company may amend the terms of the Plan to avoid such 409A Penalties, to the extent possible. Notwithstanding the foregoing, under no circumstances shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by a Participant or other person due to any failure to comply with Section 409A and the Participant shall remain liable for all 409A Penalties as required by applicable law.

IN WITNESS WHEREOF, Synchrony Financial has caused this instrument to be executed by its duly authorized officer on this      day of             ,     .

SYNCHRONY FINANCIAL

By:

Title: